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                                                                     Exhibit 4.9

                           FORM OF REMARKETING AGREEMENT



                                                             _____________, 2001


J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     Heller Financial, Inc., a Delaware corporation (the "COMPANY"), and HFI Trust I, a Delaware business trust (the "TRUST"), have requested that J.P. Morgan Securities Inc. (the "REMARKETING AGENT") act as remarketing agent in connection with the Remarketing of the Preferred Securities due __________, 2006 (the "TRUST PREFERRED SECURITIES"), issued by the Trust pursuant to an Amended and Restated Declaration of Trust (the "DECLARATION"), dated as of ___________, 2001 by and among the Company, as Sponsor, Anthony O'B. Beirne, Lauralee E. Martin and Kurt Roemer, as the initial Regular Trustees, BNY Midwest Trust Company, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, not in their individual capacities but solely as Trustees, and the Holders, from time to time, of the securities representing undivided beneficial ownership interests in the assets of the Trust on the terms and conditions expressly set forth herein.

     Section 1.  Definitions.

     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of __________, 2001 (the "PURCHASE CONTRACT AGREEMENT"), between the Company and BNY Midwest Trust Company, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT").

     (b) As used in this Agreement, the following terms have the following meanings:

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "PRELIMINARY PROSPECTUS" means any preliminary prospectus relating to the Remarketed Trust Preferred Securities included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

     "PROSPECTUS" means the prospectus relating to the Remarketed Trust Preferred Securities, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), including the documents


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therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

     "REGISTRATION STATEMENT" means, if required in connection with the Remarketing pursuant to Section 5(a) hereunder, a registration statement under the Securities Act prepared by the Company, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such registration statement became effective, and any post-effective amendments thereto.

     "REMARKETED TRUST PREFERRED SECURITIES" means the Trust Preferred Securities subject to the Remarketing, as identified to the Remarketing Agent by the Property Trustee or the Indenture Trustee, as the case may be, after 11:00 a.m., New York City time, on the fifth Business Day immediately preceding __________, 2004.

     "REMARKETING" means the remarketing of the Remarketed Trust Preferred Securities pursuant to the Remarketing Procedures.

     "REMARKETING MATERIALS" means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

     "REMARKETING PROCEDURES" means the procedures in connection with the Remarketing of the Trust Preferred Securities described in the Transaction Documents.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "TRANSACTION DOCUMENTS" means the Purchase Contract Agreement, the Pledge Agreement and the Declaration, collectively.

     If a liquidation and dissolution of the Trust shall have occurred prior to the Purchase Contract Settlement Date and the Subordinated Deferrable Notes have been distributed to the holders of the Trust Preferred Securities all references herein to "TRUST PREFERRED SECURITIES" shall instead be references to "SUBORDINATED DEFERRABLE NOTES" and references to "REMARKETED TRUST PREFERRED SECURITIES" shall instead be references to "REMARKETED SUBORDINATED DEFERRABLE NOTES", unless the context otherwise requires.

     Section 2.  Appointment and Obligations of the Remarketing Agent.

     (a) The Company hereby appoints J.P. Morgan Securities Inc. as exclusive remarketing agent, and, subject to the terms and conditions set forth herein, J.P. Morgan Securities Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (1) Remarketing Remarketed Trust Preferred Securities on behalf of the holders thereof and (2) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

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     (b) On the third Business Day immediately preceding the Purchase Contract
Settlement Date (the "REMARKETING DATE"), the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to 100.25% of the aggregate stated liquidation amount thereof, the Trust Preferred Securities tendered or deemed tendered for purchase.

     (c) If, as a result of the efforts described in Section 2(b), the Remarketing Agent has determined that it will not be able to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase at a price of 100.25% of the aggregate stated liquidation amount of such Trust Preferred Securities, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) sufficient to cause the then-current aggregate market value of the Trust Preferred Securities to be equal to 100.25% of the aggregate stated liquidation amount of such Trust Preferred Securities, which rate shall be the lowest rate per annum that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Trust Preferred Securities tendered or deemed tendered for Remarketing at a price of 100.25% of the aggregate stated liquidation amount of such Trust Preferred Securities.

     (d) If none of the Holders of the Trust Preferred Securities or the holders of the MEDS Units elect to have Trust Preferred Securities remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole reasonable discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date.

     (e) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee, the Indenture Trustee, the Trust and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal the Two-Year Benchmark Treasury Rate plus the Applicable Spread; provided, however, that if the Two-Year Benchmark Treasury Rate is not displayed in the Telerate system, the Reset Rate shall be calculated by the Remarketing Agent as the yield to maturity of the Trust Preferred Securities, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third Business Day prior to the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company), which may include the Remarketing Agent or an Affiliate thereof. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent.

     (f) By approximately 4:30 p.m., New York City time, on the Remarketing Date (provided that there has not been a Failed Remarketing), the Remarketing Agent shall advise, by telephone:

         (1) the Depositary, the Property Trustee, the Indenture Trustee, the Trust and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Trust Preferred Securities sold in the Remarketing;

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         (2) each purchaser (or the Depositary Participant thereof) of
     Remarketed Trust Preferred Securities of the Reset Rate and the number of Remarketed Trust Preferred Securities such purchaser is to purchase; and

         (3) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Trust Preferred Securities purchased through the facilities of the Depositary.

     (g) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Trust Preferred Securities, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Trust Preferred Securities for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Trust Preferred Securities. None of the Trust, any Trustee, the Company or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Trust Preferred Securities for Remarketing.

     Section 3.  Representations and Warranties of the Company and the Trust.

     The Company and the Trust jointly and severally represent and warrant (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "COMMENCEMENT DATE"), (ii) on and as of the Remarketing Date, and (iii) on and as of the Purchase Contract Settlement Date, that:

     (a) Each of the representations and warranties of the Company and the Trust as set forth in Sections 4(d)- (gg) of the Underwriting Agreement dated as of ___________, 2001 (the "UNDERWRITING AGREEMENT") among the Company, the Trust and the Underwriters identified in Schedule I thereto, is true and correct as if made on each of the dates specified above; provided that, for purposes of this
Section 3(a), any reference in such sections of the Underwriting Agreement to
(i) the "Registration Statement" or the "Prospectus" shall be deemed to refer to such terms as defined herein and (ii) the "Closing Date" or the "Additional Closing Date" shall be deemed to refer to the Remarketing Date as defined herein.

     (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

     (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such

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documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Registration Statement, if any, conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement.

     (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

     Section 4.  Fees.

     For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to .25% of the $25 Stated Amount of all Remarketed Trust Preferred Securities.

     Section 5.  Covenants of the Company.

     The Company covenants and agrees as follows:

     (a) If and to the extent the Remarketed Trust Preferred Securities are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

         (1) to prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use its reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the third Business Day immediately preceding the Remarketing Date;

         (2) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the

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     reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

         (3) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

         (4) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Trust Preferred Securities; and

         (5) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         (6) to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits);
     (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (7) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to

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     Rule 424 under the Securities Act, to furnish a copy thereof to the
     Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

         (8) as soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries complying with (which need not be audited)
     Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms "GENERALLY AVAILABLE TO ITS SECURITY HOLDERS" and "EARNINGS STATEMENT" shall have the meanings set forth in Rule 158.

         (9) to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Trust Preferred Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (b) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Trust Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

     (c) To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

     Section 6.  Conditions to the Remarketing Agent's Obligations.

     The obligations of the Remarketing Agent hereunder are subject to the following conditions:

     (a) The Remarketed Trust Preferred Securities tendered or deemed to be tendered for remarketing have not been called for redemption.

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     (b) The Remarketing Agent is able to find a purchaser or purchasers for the
Remarketed Trust Preferred Securities.

     (c) No Trust Enforcement Event (as defined in the Declaration) shall have occurred and be continuing.

     (d) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (e) (1) Trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.,
(2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities or (4) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in judgment of the Remarketing Agent, is material and adverse and in the case of any of the events specified in clauses (1), (2), (3) and (4), such event, singly or together with any other such event, makes it, in the judgment of the Remarketing Agent, impracticable to proceed with the Remarketing.

     (f) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company, the Purchase Contract Agent, the Collateral Agent, the Trust and the Trustees shall have performed in all material respects all covenants and agreements herein contained to be performed on their part at or prior to the Remarketing Date.

     (g) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Trust Preferred Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; and (3) the Registration Statement, as of its effective date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     (h) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Arthur Andersen LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.

     (i) Each of (1) Mark J. Ohringer, Esq., General Counsel of the Company, and
(2) Richards, Layton & Finger, P.A., Delaware counsel to the Company and the Trust, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to Sections 5(e) and 5(f), respectively, of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any.

     (j) Katten Muchin Zavis, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

     (k) Subsequent to the execution and delivery of this Agreement and prior to the Remarketing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (l) If at any time during the term of this Agreement, any Trust Enforcement Event (as defined in the Declaration) has occurred and is continuing, or the occurrence of a Trust Enforcement Event is imminent, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such Trust Enforcement Event or imminent condition has been cured or eliminated, as the case may be. The Company and the Trust will promptly give the Remarketing Agent notice of all Trust Enforcement Events or imminent conditions referred to above of which the Company or the Trust is aware.

     Section 7.  Indemnification.

     (a) Each of the Company and the Trust, jointly and severally, agrees to indemnify and hold harmless the Remarketing Agent, each affiliate of the Remarketing Agent which assists in the Remarketing and each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any other Remarketing Materials, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims,

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damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use therein; provided that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Remarketing Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Remarketed Trust Preferred Securities, or any person controlling such Remarketing Agent, if a copy of the Prospectus (as then amended or supplemented if the Trust and the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Trust Preferred Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a)(6) hereof. With respect to all other matters, the Company also agrees to indemnify the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Remarketing Agent, or any person controlling such Remarketing Agent, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on this Agreement, the Transaction Documents, the transactions contemplated hereby and thereby, or any actions or inactions on behalf of the Remarketing Agent, or any person controlling such Remarketing Agent, in connection therewith; provided, however, that the Company shall not be liable for indemnification or otherwise for any such loss, claim, damage or liability to the extent arising from gross negligence or willful misconduct of the Remarketing Agent.

     (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who signed the Registration Statement, the Trustees and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any other Remarketing Materials, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for the use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a)or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person

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against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Remarketing Agent and all persons, if any, who control the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and
(ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Remarketing Agent and such control persons of the Remarketing Agent, such firm shall be designated in writing by the Remarketing Agent. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     Section 8.  Contribution.

     (a) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsections, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Remarketing or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same respective proportions as the total stated liquidation amount of Remarketed Trust Preferred Securities less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the total principal amount of the Remarketed Trust Preferred Securities. The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (b) The Company, the Trust and the Remarketing Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceed the amount of any damages that the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in
Section 7 and this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (c) The indemnity and contribution provisions contained in Section 7 and this Section 8 and the representations, warranties and other statements of the Company and the Trust contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or directors or any person controlling the Company and the completion of the Remarketing.

     Section 9.  Resignation and Removal of the Remarketing Agent.

     The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company or the Trust may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depositary, the Property Trustee, the Trust and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent, the Depositary, the Property Trustee, the Trust and the Indenture Trustee; provided, however, that:

     (a)  the Remarketing Agent may not resign without reasonable cause; and

     (b) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and the Trust, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Section 7 and
Section 8 shall survive the termination of this agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

     Section 10.  Dealing in the Remarketed Trust Preferred Securities.

     The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities may be entitled to exercise or take pursuant to the Declaration with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     Section 11.  Remarketing Agent's Performance; Duty of Care.

     The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company, the Trust or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as

Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

     Section 12.  Termination.

     This Agreement shall automatically terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarking Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Section 7, Section 8 and Section 11 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

     Section 13.  Notices.

     All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, Attention: Syndicate Department (fax: 212-483-2323);

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Heller Financial, Inc., 500 West Monroe Street, Chicago, Illinois 60661, Attention: Treasurer (Fax: 312-441-7586), with a copy to the same address, Attention: General Counsel (Fax: 312-441-7456); and

     (c) if to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to HFI Trust I, c/o Heller Financial, Inc., 500 West Monroe Street, Chicago, Illinois 60661, Attention: Treasurer (Fax: 312-441-7586) , with a copy to the same address, Attention: General Counsel (Fax: 312-441-7456).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 14.  Persons Entitled to Benefit of Agreement.

     This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's and the Trust's directors, officers and Trustees who sign the Registration Statement and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 15.  Survival.

     The respective indemnities, representations, warranties and agreements of the Company, the Trust and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 16.  Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.

     Section 17.  Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 18.  Headings.

     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     Section 19.  Severability.

     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 20.  Amendments.

     This Agreement may be amended by an instrument in writing signed by the parties hereto. The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Trust Preferred Securities, the Subordinated Deferrable Notes, the MEDS Units or Treasury MEDS Units which would in any way affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

     Section 21.  Successors and Assigns.

     The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement between the Company, the Trust and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.


                       [SIGNATURES ON THE FOLLOWING PAGE]

                              Very truly yours,

                              HELLER FINANCIAL, INC.


                              By:
                                 ----------------------------------
                                  Name:
                                  Title:



                              HFI TRUST I

                              By:  Heller Financial, Inc.,
                                   as Sponsor


                                   By:
                                      -----------------------------
                                      Name:
                                      Title:


Accepted:

J.P. MORGAN SECURITIES INC.


By:
   ---------------------------------
   Name:
   Title: